Exhibit 3.30

DONLEN CORPORATION
an Illinois Corporation

* * * * *

AMENDED AND RESTATED BY-LAWS

I.     DEFINITIONS

As used in these By-laws, unless the context otherwise requires, the following words and phrases shall have the meanings set forth below.

“Act” means the Illinois Business Corporation Act of 1983, as amended.

“Certificate” representing Shares means a written instrument signed by the proper corporate officers, as required by the Act, evidencing the fact that the person named therein is the holder of record of the Share or Shares therein described.

“Corporation” means the above-captioned Corporation.

“Registered Office” means the office maintained by the Corporation in the State of Illinois, the address of which is on file in the office of the Secretary of State, at which any process, notice or demand required or permitted by law may be served upon the registered agent of the Corporation.

“Shareholder” means one who is a holder of record of Shares in the Corporation.

“Shares” means the units into which the proprietary interests in the Corporation are divided.

II.    OFFICES

A.            REGISTERED OFFICE.  The Corporation shall have and continuously maintain in the State of Illinois a Registered Office, which may be, but need not be, the same as its principal place of business in the State of Illinois.

B.            REGISTERED AGENT.  The Corporation shall have and continuously maintain in the State of Illinois a registered agent, which agent may be either an individual, resident in the State of Illinois, whose business office is identical with the Corporation’s Registered Office, or an Illinois Corporation or a foreign Corporation authorized to transact business in the State of Illinois that is authorized by its articles of incorporation to act as such agent, having a business office identical with the Corporation’s Registered Office.

III.  SHAREHOLDERS

A.            ANNUAL MEETING.  An annual meeting of the Shareholders shall be held each year on the date set by a resolution of the board of directors.  If the day fixed for the annual meeting shall be a legal holiday, the annual meeting shall be held on the next succeeding business day.  At each annual meeting the Shareholders shall elect directors to hold office for the term provided in Section B of Article IV of these By-laws.

B.            SPECIAL MEETINGS.  Special meetings of the Shareholders may be called by the president, by the board of directors, or by the holders of not less than one-fifth of all the outstanding Shares entitled to vote on the matter for which the meeting is called.

C.            PLACE OF MEETING.  Meetings of Shareholders shall be held at such place, either within or without the State of Illinois, as may be provided in a resolution of the board of directors.  In the absence of any such provision, all meetings shall be held at the principal office of the Corporation in the State of Illinois.

D.            NOTICE OF MEETING.  Written notice stating the place, day and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than twenty (20) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each Shareholder of record entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the Shareholder at his or her address as it appears on the records of the Corporation, with postage thereon prepaid.

E.            CLOSING OF TRANSFER BOOKS AND FIXING OF RECORD DATE.  For the purpose of determining Shareholders entitled to notice of or to vote at any meeting of Shareholders, or Shareholders entitled to receive payment of any dividend, or in order to make a determination of Shareholders for any purpose, the board of directors of the Corporation may fix in advance a date as the record date for any such determination of Shareholders, such date in any case to be not more than sixty days and, for a meeting of Shareholders, not less than ten days, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than twenty days, immediately preceding such meeting.  If no record date is fixed for the determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders, or Shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders.  When a determination of Shareholders entitled to vote at any meeting of Shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.

F.             VOTING LISTS.  The officer or agent having charge of the transfer books for Shares of the Corporation shall make, within twenty (20) days after the record date for a meeting of Shareholders or ten days before such meeting, whichever is earlier, a complete list of the Shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of Shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the Registered Office of the Corporation and shall be subject to inspection by any Shareholder, and to copying at the Shareholder’s expense, at any time during usual business hours.  Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Shareholder during the whole time of the meeting.  The original share ledger or transfer book, or a duplicate thereof kept in the State of Illinois, shall be prima facie evidence as to who are the Shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of Shareholders.

G.            QUORUM AND ADJOURNMENTS.  A majority of the outstanding Shares, entitled to vote on a matter, represented in person or by proxy, shall constitute a quorum for consideration of such matter at a meeting of Shareholders, but in no event shall a quorum consist of less than one-third of the outstanding Shares entitled so to vote.  If a quorum is present, the affirmative vote of the majority of the Shares represented at the meeting and entitled to vote on a matter shall be the act of the Shareholders, unless the vote of a greater number or voting by classes is required by the Act or the articles of incorporation. If less than a majority of the outstanding Shares is represented at said meeting, a majority of the Shares so represented may adjourn the meeting from time to time without further notice.  At such adjourned meeting at which a quorum shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed.  The Shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of such number of Shareholders as may leave less than a quorum.

H.            PROXIES.

(i)            A Shareholder may appoint a proxy to vote or otherwise act for him or her by signing an appointment form and delivering it to the person so appointed.

(ii)           No proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless otherwise provided in the proxy.  Every proxy continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto, except as otherwise provided in this Section.  Such revocation may be effected by a writing delivered to the Corporation stating that the proxy is revoked or by a subsequent proxy executed by, or by attendance at the meeting and voting in person by, the person executing the proxy.  The dates contained on the forms of proxy preemptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed.

(iii)          An appointment of a proxy is revocable by the Shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest in the Shares or in the Corporation generally.  By way of example and without limiting the generality of the foregoing, a proxy is coupled with an interest when the proxy appointed is one of the following:  (1) a pledgee; (2) a person who has purchased or has agreed to purchase the Shares; (3) a creditor of the Corporation who has extended it credit under terms requiring the appointment, if the appointment states the purpose for which it was given, the name of the creditor, and the amount of credit extended; (4) an employee of the Corporation whose employment contract requires the appointment, if the appointment states the purpose for which it was given, the name of the employee, and the period of employment; or (5) a party to a voting trust agreement created under Section 7.70 of the Act.

(iv)          The death or incapacity of the Shareholder appointing a proxy does not revoke the proxy’s authority unless notice of the death or incapacity is received by the officer or agent who maintains the Corporation’s share transfer book before the proxy exercises his or her authority under the appointment.

(v)           An appointment made irrevocable under subsection (c) becomes revocable when the interest in the proxy terminates such as when the pledge is redeemed, the Shares are registered in the purchaser’s name, the creditor’s debt is paid, the employment contract ends, or the voting trust agreement expires.

(vi)          A transferee for value of Shares subject to an irrevocable appointment may revoke the appointment if the transferee was ignorant of its existence when the Shares were acquired and both the existence of the appointment and its revocability were not noted conspicuously on the certificate (or information statement for Shares without certificates) representing the Shares.

(vii)         Unless the appointment of a proxy contains an express limitation on the proxy’s authority, the Corporation may accept the proxy’s vote or other action as that of the Shareholder making the appointment.  If the proxy appointed fails to vote or otherwise act in accordance with the appointment, the Shareholder is entitled to such legal or equitable relief as is appropriate in the circumstances.

I.             VOTING OF SHARES.  Except as otherwise provided by the articles of incorporation, each outstanding Share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of Shareholders, and except as specifically provided in Section G of Article IV of these By-laws, in all elections for directors, every Shareholder shall have the right to vote the number of Shares owned by such Shareholder for as many persons as there are directors to be elected, or to cumulate such votes and give one candidate as many votes as shall equal the number of directors multiplied by the number of such Shares or to distribute such cumulative votes in any proportion among any number of candidates.  A Shareholder may vote either in person or by proxy subject to the provisions of Section H of Article III of these By-laws.

J.             VOTING OF SHARES BY CERTAIN HOLDERS.  Shares registered in the name of another corporation, domestic or foreign, may be voted by such officer, agent, proxy or other legal representative authorized to vote such Shares under the law of incorporation of such corporation.  A corporation may treat the president or other person holding the position of chief executive officer of such other corporation as authorized to vote such Shares, together with any other person indicated and any other holder of an office indicated by the corporate Shareholder to the Corporation as a person or an office authorized to vote such Shares.  Such persons and offices indicated shall be registered by the Corporation on the transfer books for Shares and included in any voting list prepared in accordance with Section F of Article III of these By-laws.

(i)            Shares registered in the name of a deceased person, a minor ward or a person under legal disability, may be voted by his or her administrator, executor, or court-appointed guardian, either in person or by proxy without a transfer of such Shares into the name of such administrator, executor or court-appointed guardian.  Shares registered in the name of a trustee may be voted by him or her, either in person or by proxy.

(ii)           Shares registered in the name of a receiver may be voted by such receiver, and Shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority so to do is contained in an appropriate order of the court by which such receiver was appointed.

(iii)          Shares held by a partnership, may be voted by such partner or group of partners authorized to vote such Shares under the partnership law pursuant to which such partnership is formed and the partnership agreement.

(iv)          A Shareholder whose Shares are pledged shall be entitled to vote such Shares until the Shares have been transferred into the name of the pledge, and thereafter the pledge shall be entitled to vote the Shares so transferred.

(v)           Shares of the Corporation belonging to the Corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding Shares at any given time, but Shares of the Corporation held by the Corporation in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding Shares at any given time.

K.            VOTING TRUST AGREEMENT.  Any number of Shareholders may create a voting trust for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent his or her Shares, for a period not to exceed ten years, by entering into a written voting trust agreement specifying the terms and conditions of the voting trust, and by transferring their Shares to such trustee or trustees for the purposes of the agreement.  Any such trust agreement shall not become effective until a counterpart of the agreement is deposited with the Corporation at its Registered Office.  The counterpart of the voting trust agreement so deposited with the Corporation shall be subject to the same right of examination by a Shareholder of the Corporation, in person or by agent or attorney, as is the record of Shareholders of the Corporation, and shall be subject to examination by any holder of a beneficial interest in the voting trust, either in person or by agent or attorney, at any reasonable time for any proper purpose.

L.            INSPECTORS.  At any meeting of Shareholders, the president of the meeting may, or upon the request of any Shareholder shall, appoint one or more persons as inspectors for such meeting.  Such inspectors shall ascertain and report the number of Shares represented at the meeting, based upon their determination of the validity and effect of proxies; count all votes and report the results; and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the Shareholders.  Each report of an inspector shall be in writing and signed by him or her or by a majority of them if there be more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors.  The report of the inspector or inspectors on the number of

Shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

M.           INFORMAL ACTION.  Any action required by the Act to be taken at any annual or special meeting of the Shareholders of the Corporation, or any other action which may be taken at a meeting of the Shareholders, may be taken without a meeting and without a vote, if a consent in writing, setting forth the action so taken, shall be signed (i) if five days prior notice of the proposed action is given in writing to all of the Shareholders entitled to vote with respect to the subject matter thereof, by the holders of outstanding Shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Shares entitled to vote thereon were present and voting or (ii) by all of the Shareholders entitled to vote with respect to the subject matter thereof.  Prompt notice of the taking of any such action without a meeting by less than unanimous written consent shall be given in writing to those Shareholders who have not consented in writing.

IV.  BOARD OF DIRECTORS

A.            AUTHORITY AND QUALIFICATIONS.

(i)            The Corporation shall have a board of directors and the business and affairs of the Corporation shall be managed by or under the direction of the board of directors.

(ii)           A director need not be a resident of the State of Illinois or a Shareholder of the Corporation.

B.            NUMBER, ELECTION AND RESIGNATION.

(i)            The number of directors constituting the whole board of the Corporation shall not be less than one (1) nor more than five (5).  Hereafter, within the limits above specified, the number of directors shall be determined by a resolution of the board of directors or by the Shareholders of the Corporation.  A director shall hold office until the next annual meeting of the Shareholders or until their successor shall have been elected and qualified.  The number of directors may be increased or decreased from time to time by amendment to these By-Laws by the Shareholders or the board of directors.

(ii)           The terms of all directors expire at the next annual Shareholders’ meeting following their election, unless their terms are staggered under the articles of incorporation or these By-laws.  The term of a director elected to fill a vacancy expires at the next annual Shareholders’ meeting at which his or her predecessor’s term would have expired.

(iii)          Despite the expiration of a director’s term, he or she continues to serve until the next meeting of Shareholders at which directors are elected.  A decrease in the number of directors does not shorten an incumbent director’s term.

(iv)          A director may resign at any time by giving written notice to the board of directors, its chairman (if any), or to the president or secretary of the Corporation.  A resignation is effective when the notice is given unless the notice specifies a future date.  The pending vacancy may be filled before the effective date of such resignation, but the successor shall not take office until such effective date.

C.            REGULAR MEETINGS.  A regular meeting of the board of directors shall be held without other notice than this by-law immediately after and at the same place as the annual meeting of Shareholders.  The board of directors may provide, by resolution, the time and place, either within or without the State of Illinois, for the holding of additional regular meetings without other notice than such resolution.

D.            SPECIAL MEETINGS.  Special meetings of the board of directors may be called by or at the request of the president or any two directors.  The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without the State of Illinois, as the place for holding any special meeting of the board of directors called by them.

E.            NOTICE.  Notice of any special meeting shall be given twenty-four hours previous thereto by written notice to each director at such director’s address or be telephone or telegram.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

F.             QUORUM.

(i)            A majority of the number of directors fixed from time to time pursuant to these By-laws shall constitute a quorum for the transaction of business at any meeting of the board of directors unless a greater number is specified by the articles of incorporation, but if less than such quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

(ii)           Notwithstanding the foregoing, if the Corporation has a variable range board of directors, a quorum shall consist of a majority of the directors then in office, but not less than a majority of the minimum number of directors specified for the variable range of the board, unless the articles of incorporation specify a greater number.

(iii)          The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by the articles of incorporation.

(iv)          Members of the board of directors or of any committee of the board of directors may participate in and act at any meeting of such board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other.  Participation in such meeting shall constitute attendance and presence in person at the meeting of the person or persons so participating.

G.            VACANCIES.  Any vacancy occurring in the board of directors and any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual meeting or at a special meeting of Shareholders called for that purpose.  A director elected by the Shareholders to fill a vacancy shall hold office for the balance of the term for which he or she was elected.  A director appointed to fill a vacancy shall serve until the next meeting of Shareholders at which directors are to be elected.

H.            INFORMAL ACTION.  Any action required by the Act to be taken at a meeting of the board of directors, or any other action which may be taken at a meeting of the board of directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the directors entitled to vote with respect to the subject matter thereof, or by all the members of such committee, as the case may be.  The consent shall be evidenced by one or more written approvals, each of which sets forth the action taken and bears the signature of one or more directors. All the approvals evidencing the consent shall be delivered to the secretary to be filed in the corporate records.  The action taken shall be effective when all the directors have approved the consent unless the consent specifies a different effective date. Any such consent signed by all the directors or all the members of a committee shall have the same effect as a unanimous vote.

I.             COMPENSATION.  The board of directors, by the affirmative vote of a majority of directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the Corporation as directors, officers or otherwise, notwithstanding the provisions of Section L of Article IV of these By-laws.  By resolution of the board of directors the directors may be paid their expenses, if any, of attendance at each meeting of the board.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefore.

J.             REMOVAL OF DIRECTORS.

(i)            One or more of the directors may be removed, with or without cause, at a meeting of Shareholders by the affirmative vote of the holders of a majority of the outstanding Shares then entitled to vote at an election of directors, except as follows:

(ii)           No director shall be removed at a meeting of Shareholders unless that notice of such meeting shall state that a purpose of the meeting is to vote upon the removal of one or more directors named in the notice.  Only the named director or directors may be removed at such meeting.

(iii)          If less than the entire board is to be removed, no director may be removed, with or without cause, if the votes cast against his or her removal would be sufficient to elect him or her if then cumulatively voted at an election of the entire board of directors.

(iv)          If a director is elected by a class or series of Shares, he or she may be removed only by the Shareholders of that class or series.

K.            COMMITTEES.

(i)            A majority of the directors may create one or more committees and appoint members of the board to serve on the committee or committees.  Each committee shall have one or more members, who serve at the pleasure of the board.

(ii)           Unless the appointment by the board of directors requires a greater number, a majority of any committee shall constitute a quorum and a majority of a quorum is necessary for committee action.  A committee may act by unanimous consent in writing without a meeting and, subject to the provisions of the By-laws or action by the board of directors, the committee by majority vote of its members shall determine the time and place of meetings and the notice required therefore.

(iii)          To the extent specified by the board of directors, each committee may exercise the authority of the board of directors under Section A of Article IV of these By-laws; provided, however, a committee may not: (1) authorize distributions; (2) approve or recommend to Shareholders any act the Act requires to be approved by Shareholders; (3) fill vacancies on the board or on any of its committees; (4) elect or remove officers or fix the compensation of any member of the committee; (5) adopt, amend or repeal these By-laws; (6) approve a plan of merger not requiring Shareholder approval; (7) authorize or approve reacquisition of Shares, except according to a general formula or method prescribed by the board; (8) authorize or approve the issuance or sale, or contract for sale, of Shares or determine the designation and relative rights, preferences, and limitations of a series of Shares, except that the board may direct a committee to fix the specific terms of the issuance or sale or contract for sale or the number of Shares to be allocated to particular employees under an employee benefit plan; or (9) amend, alter, repeal, or take action inconsistent with any resolution or action of the board of directors when the resolution or action of the board of director provides by its terms that it shall not be amended, altered or repealed by action of a committee.

L.            DISSENT - HOW MADE.  A director of the Corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken is conclusively presumed to have assented to the action taken unless his or her dissent is entered in the minutes of the meeting or unless he or she files his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or forwards such dissent by registered or certified mail to the secretary of the Corporation immediately after the adjournment of the meeting.  Such right to dissent does not apply to a director who voted in favor of such action.

V.    OFFICERS

A.            OFFICERS.  The board of directors shall elect a chief executive officer and president and a secretary as officers of the Corporation.  The board of directors may also elect a chief financial officer and treasurer, one or more vice presidents, assistant secretaries and assistant chief financial officers, and such other officers and agents as the board of directors may determine.  In addition, the board of directors from time to time may delegate to any officer the power to appoint subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties.  Any action by an appointing officer may be superseded by action by the board of directors.  Any number of offices may be held by the same person, except that one person may not hold both the office of chief executive officer and the office of secretary.  No officer need be a director of the Corporation.

B.            ELECTION.  The officers of the Corporation elected by the board of directors shall serve at the pleasure of the board of directors.  Officers and agents appointed pursuant to delegated authority as provided in Section A of Article V (or, in the case of agents, as provided in Section F of Article V) shall hold their offices for such terms as may be determined from time to time by the appointing officer.  Each officer shall hold office until his or her successor has been elected or appointed and qualified, or until his or her earlier death, resignation or removal.

C.            COMPENSATION.  The salaries and other compensation of all officers and agents of the Corporation shall be fixed by the board of directors or in the manner established by the board of directors.

D.            REMOVAL AND RESIGNATION; VACANCIES.  Any officer may be removed for or without cause at any time by the board of directors.  Any officer granted the power to appoint subordinate officers and agents as provided in Section A of Article V may remove any subordinate officer or agent appointed by such officer, for or without cause.  Any officer or agent may resign at any time by delivering notice of resignation, either in writing signed by such officer or by electronic transmission, to the board of directors or the chief executive officer.  Unless otherwise specified therein, such resignation shall take effect upon delivery.  Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, may be filled by the board of directors or by the officer, if any, who appointed the person formerly holding such office.

E.            AUTHORITY AND DUTIES OF OFFICERS.  An officer of the Corporation shall have such authority and shall exercise such powers and perform such duties (i) as may be required by law, (ii) to the extent not inconsistent with law, as are specified in these By-laws, (iii) to the extent not inconsistent with law or these By-laws, as may be specified by resolution of the board of directors, and (iv) to the extent not inconsistent with any of the foregoing, as may be specified by the appointing officer with respect to a subordinate officer appointed pursuant to delegated authority under Section A of Article V.

F.             CHIEF EXECUTIVE OFFICER.  The chief executive officer shall preside at all meetings of the Shareholders and directors at which he or she is present, shall be the chief executive officer, the president and the chief operating officer of the Corporation (and shall perform, in general, all duties incident to such offices), shall have general control and supervision of the policies and operations of the Corporation and shall see that all orders and resolutions of the board of directors are carried into effect.  He or she shall manage and administer the Corporation’s business and affairs and shall also perform all duties and exercise all powers usually pertaining to the office of a chief executive officer and a chief operating officer of a corporation.  He or she shall have the authority to sign, in the name and on behalf of the Corporation, checks, orders, contracts, leases, notes, drafts and all other documents and instruments in connection with the business of the Corporation.  He or she shall have the authority to cause the employment or appointment of such employees or agents of the Corporation as the conduct of the business of the Corporation may require, to fix their compensation, and to remove or suspend any employee or any agent employed or appointed by any officer or to suspend any agent appointed by the board of directors.  The chief executive officer shall have the duties and powers of the chief financial officer if no chief financial officer is elected and shall have such other duties and powers as the board of directors may from time to time prescribe.

G.            VICE PRESIDENTS.  If one or more vice presidents have been elected, each vice president shall perform such duties and exercise such powers as may be assigned to him or her from time to time by the board of directors or the chief executive officer.  In the event of absence or disability of the chief executive officer, the duties of the chief executive officer shall be performed, and his or her powers may be exercised, by such vice president as shall be designated by the board of directors or, failing such designation, by the vice president in order of seniority of election to that office.

H.            SECRETARY.  Unless otherwise determined by the board of directors, the secretary shall have the following powers and duties:

(i)            The secretary shall keep or cause to be kept a record of all the proceedings of the meetings of the Shareholders, the board of directors and any committees thereof in books provided for that purpose.

(ii)           The secretary shall cause all notices to be duly given in accordance with the provisions of these By-laws and as required by law.

(iii)          Whenever any committee shall be appointed pursuant to a resolution of the board of directors, the secretary shall furnish a copy of such resolution to the members of such committee.

(iv)          The secretary shall be the custodian of the records and of the seal of the Corporation and cause such seal (or a facsimile thereof) to be affixed to all certificates representing Shares of the Corporation prior to the issuance thereof and to all documents and instruments that the board of directors or any officer of the Corporation has determined should be executed under seal, may sign (together with any other authorized officer) any such document or instrument, and when the seal is so affixed he or she may attest the same.

(v)           The secretary shall properly maintain and file all books, reports, statements, certificates and all other documents and records required by law, the certificate of incorporation or these By-laws.

(vi)          The secretary shall have charge of the Share books and ledgers of the Corporation and shall cause the Share and transfer books to be kept in such manner as to show at any time the number of Shares of the Corporation of each class issued and outstanding, the names (alphabetically arranged) and the addresses of the holders of record of such Shares, the number of Shares held by each holder and the date as of which each such holder became a holder of record.

(vii)         The secretary shall sign (unless the chief financial officer, an assistant chief financial officer or an assistant secretary shall have signed) certificates representing Shares of the Corporation the issuance of which shall have been authorized by the board of directors.

(viii)        The secretary shall certify these By-laws, resolutions of the Shareholders and board of directors and any committees thereof, and other documents of the Corporation as true and correct copies thereof.

(ix)          The secretary shall perform, in general, all duties incident to the office of secretary and such other duties as may be specified in these By-laws or as may be assigned to the secretary from time to time by the board of directors or the chief executive officer.

I.             CHIEF FINANCIAL OFFICER.  Unless otherwise determined by the board of directors, the chief financial officer, if there be one, shall be the chief financial officer and treasurer of the Corporation and shall have the following powers and duties:

(i)            The chief financial officer shall have charge and supervision over and be responsible for the moneys, securities, receipts and disbursements of the Corporation, and shall keep or cause to be kept full and accurate records thereof.

(ii)           The chief financial officer shall cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositaries as shall be determined by the board of directors or the chief executive officer, or by such other officers of the Corporation as may be authorized by the board of directors or the chief executive officer to make such determinations.

(iii)          The chief financial officer shall cause the moneys of the Corporation to be disbursed by checks or drafts (signed by such officer or officers or such agent or agents of the Corporation, and in such manner, as the board of directors or the chief executive officer may determine from time to time) upon the authorized depositaries of the Corporation and cause to be taken and preserved proper vouchers for all moneys disbursed.

(iv)          The chief financial officer shall render to the board of directors or the chief executive officer, whenever requested, a statement of the financial condition of the Corporation and of the transactions of the Corporation, and render a full financial report at the annual meeting of the Shareholders, if called upon to do so.

(v)           The chief financial officer shall be empowered from time to time to require from all officers or agents of the Corporation reports or statements giving such information as he or she may desire with respect to any and all financial transactions of the Corporation.

(vi)          The chief financial officer may sign (unless an assistant chief financial officer or the secretary or an assistant secretary shall have signed) certificates representing Shares of the Corporation the issuance of which shall have been authorized by the board of directors.

(vii)         The chief financial officer shall perform, in general, all duties incident to the office of chief financial officer and treasurer and such other duties as may be specified in these By-laws or as may be assigned to the chief financial officer from time to time by the board of directors or the chief executive officer.

VI.  CONTRACTS, LOANS, CHECKS AND DEPOSITS

A.            CONTRACTS.  The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

B.            LOANS.  No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

C.            CHECKS, DRAFTS, ETC.  All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by one or more officers or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

D.            DEPOSITS.  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the board of directors may select.

VII.         CERTIFICATES REPRESENTING SHARES
AND TRANSFER OF SHARES

A.            CERTIFICATES REPRESENTING SHARES.  The issued Shares of the Corporation shall be represented by certificates.  Certificates shall be signed by the appropriate corporate officers, shall contain such information or statement as may be required by law, and may be sealed with the seal, or a facsimile of the seal, of the Corporation, if the Corporation uses a seal. If a certificate is countersigned by a transfer agent or registrar, other than the Corporation itself or its employee, any other signatures or countersignature on the certificate may be facsimiles.

B.            LOST, DESTROYED OR STOLEN CERTIFICATES.  If a Shareholder claims that a Share certificate has been lost, destroyed or wrongfully taken, the board of directors may, consistent with the requirements of law, impose reasonable requirements which must be satisfied prior to the issuance of a replacement certificate.

C.            TRANSFER OF SHARES.  Transfer of Shares of the Corporation shall be made only on the Share transfer books of the Corporation by the holder of record thereof or by such holder’s legal representative, who shall furnish proper evidence of authority to transfer, or by such holder’s attorney thereunto authorized by power of attorney duly executed and filed with the secretary of the Corporation, and, on surrender for cancellation of the certificate for such

Shares.  The person in whose name Shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

VIII.       FISCAL YEAR

The fiscal year of the Corporation shall be the calendar year.  The fiscal year of the Corporation may be amended by resolution of the board of directors.

IX.  DISTRIBUTIONS

The board of directors may authorize, and the Corporation may make, distributions to its Shareholders, subject to any restrictions in the articles of incorporation and subject to the limitations provided for in the Act.

X.    SEAL

The board of directors may adopt a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the words “CORPORATE SEAL -ILLINOIS.”

XI.  WAIVER OF NOTICE

Whenever any notice is required to be given under the provisions of the Act or under the provisions of the articles of incorporation or these By-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.  Attendance at any meeting shall constitute waiver of notice thereof unless the person at the meeting objects to the holding of the meeting because proper notice was not given.

XII.         INDEMNIFICATION

A.            DIRECTORS AND OFFICERS.

(i)            The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reasons of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another Corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

(ii)           The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another Corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees and amount paid in settlement) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Corporation unless and only to the extent that a court of competent jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of this case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

(iii)          To the extent that any person referred to in paragraphs (i) and (ii) of this Section A of Article XII has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to therein or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

(iv)          Any indemnification under paragraphs (i) and (ii) of this Section A of Article XII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in (i) and (ii) of this Section A of Article XII.  Such determination shall be made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, (b) if such quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the Shareholders.

(v)           Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer by or on behalf of whom such expenses are incurred to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the Corporation as provided in this Section A.

(vi)          The indemnification provided by this Section A shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any statute, by-law, agreement, vote of Shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

(vii)         The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and insured by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section A.

(viii)        If the Corporation has paid indemnity or has advanced expenses to a director or officer, the Corporation shall report the indemnification or advance in writing to the Shareholders with or before the notice of the next Shareholders meeting.

(ix)          For purposes of this Section A, references to “the Corporation” shall include, in addition to the Corporation, any merging Corporation (including any Corporation having merged with a merging Corporation) absorbed in a merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors and officers so that any person who was a director or officer of such merging Corporation, or was serving at the request of such merging Corporation as a director or officer of another Corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section A with respect to the Corporation as such person would have with respect to such merging Corporation if its separate existence had continued.

(x)           For purposes of this Section A, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director or officer of the Corporation which imposes duties on, or involves services by such director or officer with respect to an employee benefit plan, its participants or beneficiaries.  A person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the Corporation” as referred to in this Section A.

B.            EMPLOYEES AND AGENTS.

(i)            The board of directors of the Corporation may, by resolution, extend the indemnification provisions of the foregoing Section A to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another Corporation, partnership, joint venture, trust or other enterprise.

(ii)           For purposes of this Section B, references to “the Corporation” shall include, in addition to the Corporation, any merging corporation (including any corporation having merged with a merging corporation) absorbed in a merger which, if its separate existence had continued, would have had the power and authority to indemnify its employees or agents, so that any person who was an employee or agent of such merging corporation, or was serving at the request of such merging corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section B with respect to the Corporation as such person would have with respect to such merging corporation if its separate existence had continued.

XIII.       AMENDMENTS

These By-laws may be made, altered, amended or repealed by the Shareholders or the board of directors, but no By-law adopted by the Shareholders may be altered, amended or repealed by the board of directors.